                                                                     Exhibit 4.2

                        P&O Princess Special Voting Trust

                                Voting Trust Deed

                                     Between

                              Carnival Corporation

                                       and

              The Law Debenture Trust Corporation (Cayman) Limited,
                                   as Trustee,



                              Dated April 17, 2003

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
ARTICLE I     DEFINITIONS; CONSTRUCTION ................................  2

    Section 1.01  Definitions ..........................................  2
    Section 1.02  Rules of Construction ................................  5
    Section 1.03  Article and Section References .......................  6

ARTICLE II    DECLARATION OF TRUST; ISSUANCE OF SHARES .................  6

    Section 2.01  Creation and Declaration of Trust; Acceptance
                  by Trustee ...........................................  6
    Section 2.02  Covenants of Other Parties ...........................  6

ARTICLE III   TRUST POWERS; ADMINISTRATION OF THE TRUST PROPERTY .......  7

    Section 3.01  Administration of the Trust ..........................  7
    Section 3.02  P&O Princess Special Voting Share ....................  8
    Section 3.03  Required Compliance with Securities Laws and
                  Stock Exchange Regulations ...........................  8
    Section 3.04  Tax Status of the Trust ..............................  9

ARTICLE IV    DISTRIBUTIONS AND REPORTS ................................  9

    Section 4.01  Distributions ........................................  9
    Section 4.02  Compliance with Information Reporting and
                  Withholding Requirements .............................  9

ARTICLE V     THE SHARES ...............................................  9

    Section 5.01  The Shares ...........................................  9
    Section 5.02  No Voting Rights ..................................... 10
    Section 5.03  Issuance of the Shares ............................... 10
    Section 5.04  Form of the Shares ................................... 10
    Section 5.05  Transfer and Exchange ................................ 11
    Section 5.06  Adjustments to Shares ................................ 11
    Section 5.07  Mutilated, Destroyed, Lost and Stolen Certificates ... 12
    Section 5.08  Distributions in Respect of Shares ................... 12
    Section 5.09  Persons Deemed Owners ................................ 12

ARTICLE VI    CARNIVAL ................................................. 12

    Section 6.01  Limitation on Liability of Carnival .................. 12
    Section 6.02  Carnival May Purchase Shares ......................... 13

ARTICLE VII   CONCERNING THE TRUSTEE ................................... 13

    Section 7.01  Duties of Trustee .................................... 13

    Section 7.02  Certain Matters Affecting the Trustee ................ 14
    Section 7.03  Limitation on Liability of Trustee ................... 16
    Section 7.04  Trustee Fees and Expenses; Indemnification ........... 16
    Section 7.05  Limitation of Powers and Duties ...................... 17
    Section 7.06  Resignation or Removal of the Trustee ................ 18
    Section 7.07  Successor Trustee .................................... 19
    Section 7.08  Merger or Consolidation of Trustee ................... 20

ARTICLE VIII  TERM AND TERMINATION ..................................... 20

    Section 8.01  Term ................................................. 20
    Section 8.02  Termination .......................................... 20

ARTICLE IX    MISCELLANEOUS TERMS ...................................... 20

    Section 9.01  Amendment ............................................ 20
    Section 9.02  Counterparts ......................................... 21
    Section 9.03  Limitation on Rights of Shareholders ................. 21
    Section 9.04  Governing Law ........................................ 21
    Section 9.05  Notices .............................................. 23
    Section 9.06  Severability of Terms ................................ 23
    Section 9.07  No Recourse .......................................... 23
    Section 9.08  Intent of the Parties ................................ 23
    Section 9.09  Voting Trust Deed Binding on Shareholders ............ 24

Schedule A:       Incorporated Powers

                                VOTING TRUST DEED

     This Voting Trust Deed (this "Voting Trust Deed") is dated April 17, 2003, and is made by and between The Law Debenture Trust Corporation (Cayman) Limited (the "Trust Company," and in its capacity as Trustee hereunder and any successor thereto appointed hereunder, the "Trustee"), as Trustee, and Carnival Corporation, a Panamanian corporation ("Carnival"), as depositor, and is being entered into for the purpose of forming the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands (the "Trust"), and providing for the issuance of shares of beneficial interest in the Trust (each a "Share" and together the "Shares").

                              PRELIMINARY STATEMENT

     P&O Princess Cruises plc ("P&O Princess") and Carnival are parties to an Offer and Implementation Agreement, dated as of January 8, 2003 (the "Offer and Implementation Agreement") pursuant to which, among other things, P&O Princess and Carnival are establishing a dual listed company structure (the "DLC Transaction") and creating certain rights for the holders (the "Carnival Stockholders") of Carnival's common stock, par value $0.01 per share (including any security into which such common stock is reclassified or converted, the "Carnival Common Stock") and the holders of P&O Princess ordinary shares.

     Pursuant to the Offer and Implementation Agreement and immediately prior to the execution and delivery of this Voting Trust Deed, P&O Princess has issued the Initial Property to Carnival, and Carnival has transferred to the Trustee, on behalf of and for the benefit of the Shareholders and without recourse, all the right, title and interest of Carnival, in, to and under the Initial Property (the "Deposit") to be held by the Trustee on the terms and conditions set out herein. The Pairing Agreement and the SVE Special Voting Deed are being entered into by the parties thereto at the same time that this Voting Trust Deed is being entered into by the parties hereto.

     Pursuant hereto, Carnival and the Trust Company are forming this Trust in accordance with the laws of the Cayman Islands.

     Pursuant to the Offer and Implementation Agreement, and promptly after receiving the Shares, Carnival shall convey any and all of its interest in the Shares to Carnival Stockholders.

     The Trust Company is willing to act as Trustee hereunder and to hold the Trust Property upon and subject to the trusts, powers and provisions of this Voting Trust Deed.

     The parties hereto intend that the Trust be classified for United States federal income tax purposes as an "investment trust" under the Code and United States Treasury Regulation 301.7701-4(c) and, without limitation, a "grantor trust" under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes, and not as a trust or association taxable as a corporation or as a partnership.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree and declare as follows:

                                   ARTICLE I

                            DEFINITIONS; CONSTRUCTION

     Section 1.01 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Voting Trust Deed:

     "Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Regulations": As defined in the SVE Special Voting Deed.

     "Business Day": Any day other than a Saturday, Sunday or day on which banking institutions in the City of New York, London or the Cayman Islands are authorized or obligated by law or executive order to close in the United States, England or the Cayman Islands (or on which such banking institutions are open solely for trading in euros).

     "Carnival Constitution": The articles of incorporation and by-laws of Carnival in effect immediately following the closing of the DLC Transaction.

     "Certificate": A certificate representing shares of Carnival Common Stock and Shares pursuant to the Pairing Agreement, which may include a copy of the "Summary of Terms" attached thereto pursuant to Section 3 of the Pairing Agreement (provided that such certificate alone shall represent Carnival Common Stock and the Shares even if the "Summary of Terms" is not attached thereto).

     "Class Rights Action": As defined in the P&O Princess Articles.

     "Closing Date": As defined in the Offer and Implementation Agreement.

     "Code": The United States Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

     "Commission": The United States Securities and Exchange Commission or any successor agency.

     "Corporate Trust Office": The office of the Trustee as the Trustee may designate from time to time by written notice to Carnival. Initially, the Corporate Trust Office shall be PO Box 1034 GT, Harbour Place, 4th Floor, 103 South Church Street, Grand Cayman, Cayman Islands.

     "Deal": In relation to Trust Property or an interest in Trust Property or the rights attaching to Trust Property, to transfer, assign (by operation of law or otherwise), convey, create an Encumbrance over or otherwise deal (or agree to do any of those things) with such Trust Property or interest or rights in any way whatsoever and "Dealing" shall be construed accordingly.

     "Encumbrance": An interest or power (i) reserved in or over any interest in any asset (including shares) including any retention of title or (ii) created or otherwise arising in or over any interest in any asset (including shares) under a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.

     "Equalization Agreement": The Equalization and Governance Agreement, of even date herewith, between Carnival and P&O Princess.

     "Exchange Act": The United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

     "Final Distribution": Either (i) a distribution by the Trustee of all remaining Trust Property (if any), together with all income thereof accrued but not yet collected or collected but still on hand, to the Shareholders pro rata in respect of their Shares or (ii) the setting aside in trust of all remaining Trust Property (if any) for distribution to the Shareholders pro rata in respect of their Shares, in each case, in connection with the termination of this Voting Trust Deed.

     "Incorporated Powers": The powers and provisions (i) listed in Schedule A hereto, or (ii) provided under applicable law.

     "Indemnified Party": As defined in Section 7.04.

     "Initial Property": The P&O Princess Special Voting Share and any associated rights.

     "Investment Company Act": The United States Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

     "Joint Electorate Action": As defined in the P&O Princess Articles.

     "Liability": Any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis.

     "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in this Voting Trust Deed, be counsel for Carnival, reasonably acceptable to the Trustee.

     "P&O Princess Articles": The Articles of Association of P&O Princess.

     "P&O Princess Special Voting Share": The Special Voting Share, nominal value of(pound)1 in the capital of P&O Princess.

     "Pairing Agreement": The Pairing Agreement among the Trustee, Carnival and the Transfer Agent, of even date herewith, which will, among other things, provide for the pairing of the Shares with the shares of Carnival Common Stock.

     "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Permitted Activities of the Trustee": To accept delivery of the P&O Princess Special Voting Share; to perform its obligations and to exercise its rights under this Voting Trust Deed, the SVE Special Voting Deed, the Pairing Agreement and the P&O Princess Articles; to cause the issuance of the Shares; to vote the P&O Princess Special Voting Share in accordance with this Voting Trust Deed, the SVE Special Voting Deed and the P&O Princess Articles; to make distributions pursuant to Article IV; and to engage in such other activities as are necessary or expedient in order for the Trustee to perform its obligations and exercise its rights, powers, authorities and discretions pursuant to this Voting Trust Deed, the SVE Special Voting Deed, the Pairing Agreement and the P&O Princess Articles and to take all steps as it may reasonably consider appropriate to enforce the performance by each of Carnival and P&O Princess of its obligations under them.

     "Perpetuities Period": (i) If this Voting Trust Deed is governed by the laws of the Cayman Islands, the 150th anniversary of the date hereof; and (ii) if the situs of the Trust is changed under Section 9.04(b), the perpetuities period (if any) of the governing law of the situs of the Trust (provided that such perpetuities period is equal to or less than the period set out in (i) above, otherwise the period in (i) above shall continue to apply).

     "Proceeding": Any suit in equity, action at law or other judicial or administrative action or proceeding.

     "Responsible Officer": With respect to the Trustee, as the context requires, any director of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by directors of the Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Securities Act": The United States Securities Act of 1933 and the rules and regulations promulgated thereunder.

     "Share Register": The register for the Shares, which shall be the share register of Carnival relating to the holders of Carnival Common Stock.

     "Shareholder": At any relevant time, the holder of a Share in accordance with the Pairing Agreement.

     "SVE Special Voting Deed": The SVE Special Voting Deed among DLC SVC Limited, a company incorporated in England and Wales, Carnival, P&O Princess, The Law Debenture Trust Corporation p.l.c., a company incorporated in England and Wales, and the Trustee, of even date herewith, which will, among other things, set forth the obligations of the Trustee with respect to the P&O Princess Special Voting Share.

     "State": Any one of the 50 states of the United States or the District of Columbia.

     "Termination Date": The earlier of (i) the Business Day immediately preceding the end of the Perpetuities Period and (ii) the date on which either the SVE Special Voting Deed or the Equalization Agreement terminates in accordance with their respective terms.

     "Transfer Agent": As defined in the Pairing Agreement.

     "Treasury Regulations": The final, temporary or proposed regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

     "Trust Property": The Initial Property, any assets added to the Trust Property and the assets from time to time representing the same, respectively.

     "Trustee Protections": As defined in Section 7.06.

     "U.S." or "United States": The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

     Section 1.02 Rules of Construction. Unless the context otherwise requires:


     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

     (c) "or" is not exclusive;

     (d) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Voting Trust Deed as a whole and not to any particular Article, Section or other subdivision;

     (e) any reference to an agreement or other instrument shall be to such agreement or other instrument, as amended from time to time, unless otherwise specified;

     (f) "including" means including without limitation; and

     (g) words in the singular include the plural and words in the plural include the singular.

     Section 1.03 Article and Section References. All Article and Section references used in this Voting Trust Deed, unless otherwise provided, are to Articles and Sections in this Voting Trust Deed. Any reference to "this Section" appearing within a particular paragraph of a Section is a reference to such Section as a whole.

                                   ARTICLE II

                    DECLARATION OF TRUST; ISSUANCE OF SHARES

     Section 2.01 Creation and Declaration of Trust; Acceptance by Trustee. The Trustee hereby acknowledges receipt of the Initial Property and declares that subject to the provisions of this Voting Trust Deed, it will hold the Trust Property in trust for the exclusive benefit of the Shareholders in accordance with the trusts, powers and provisions of this Voting Trust Deed, including, without limitation, the Trustee's obligations to make distributions to the Shareholders in accordance with Section 4.01.

     Section 2.02 Covenants of Other Parties. To the extent that the Trustee may be a party to a contract under which one or more other parties to that contract may make covenants or promises or both in favour of the Trustee as trustee of this Trust (including the covenants and promises of Carnival in this Trust
Deed), the Trustee shall not hold the benefit of those covenants and promises on trust for the beneficiaries of this Trust, the benefit of those covenants and promises shall not form part of the Trust Property, and the Trustee shall not be obliged to enforce those covenants and promises.

                                   ARTICLE III

               TRUST POWERS; ADMINISTRATION OF THE TRUST PROPERTY

         Section 3.01 Administration of the Trust.

         (a) The Trustee shall administer the Trust Property for the benefit of the Shareholders. In administering the Trust Property, the Trustee shall perform all its duties set forth herein. The duties of the Trustee shall be performed in accordance with applicable law.

         (b) Subject to Article VII, the Trustee is hereby authorized to perform, and from time to time hereafter, shall perform only those acts which are described in this Voting Trust Deed as obligations of the Trustee. Notwithstanding the foregoing, the Trustee is hereby authorized to perform the Permitted Activities of the Trustee.

         (c) In furtherance of its performance of the Permitted Activities of the Trustee, the Trustee may exercise the Incorporated Powers, which shall be incorporated herein by reference; provided that the Trustee shall not exercise any of its powers contrary to the express provisions of this Voting Trust Deed. Notwithstanding anything to the contrary herein, the Trustee shall not engage in any business or activities other than the Permitted Activities of the Trustee. The Trustee shall not vary the investment of the Trust or engage in any business or activity which will cause the Trust to be required to be registered under the Investment Company Act or which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. federal income tax purposes.

         (d) The Trustee shall not engage in any activity other than as required or authorized by this Voting Trust Deed. In particular, the Trustee shall not and shall not cause the Trust to (i) invest any proceeds (if any) received by the Trustee from holding the Trust Property, but shall promptly distribute all such proceeds to the Shareholders pursuant to the terms of this Voting Trust Deed, except as allowed pursuant to the principles set forth in Rev. Rul. 75-192 1975-1 C.B. 384, as amended or modified by subsequent changes in applicable law;
(ii) except as required by this Voting Trust Deed, the Pairing Agreement, the SVE Special Voting Deed or the P&O Princess Articles, Deal in the P&O Princess Special Voting Share or other Trust Property, any interest of the Trustee therein or any right of the Trustee thereto; (iii) acquire any assets other than as expressly provided herein; (iv) act in such a way as to vary the Trust Property in a manner that would cause the Trust to no longer qualify as an investment trust under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes; (v) incur any indebtedness for borrowed money or issue any other debt; or (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Shares.

         (e) The Trustee may sell at any time, all or any part of the Trust Property if it has obtained the consent of both Carnival and P&O Princess, such consent to be in the absolute discretion of Carnival and P&O Princess, each with regard to its own respective interest; provided, however, that any such sale must be carried out in accordance with, the principles set forth in Rev. Rul. 78-149, 1978-1 C.B. 448, as amended or modified by subsequent changes in applicable law, and the Trustee must act, or if appropriate, not act in a manner that permits the Trust to continue to qualify as an investment trust under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes. No sale of Trust Property pursuant to this
Section 3.01(e) shall be effective unless and until the transferee of such property, as consented to by Carnival and P&O Princess, has agreed to be bound by the terms of this Voting Trust Deed. Any sale of Trust Property in violation of this Section 3.01(e) shall be null and void. For the avoidance of doubt, in no event shall (i) any of the proceeds of a sale of the Trust Property be distributable to anyone other than the Shareholders or (ii) the Trustee have any power to reinvest any proceeds of a sale of Trust Property, it being understood that the Trustee must distribute such proceeds to the Shareholders.

         (f) Notwithstanding any other section of this Voting Trust Deed, the Trustee shall not take any action that is reasonably likely to (i) impair the interests of the Trustee in the P&O Princess Special Voting Share or any other Trust Property, (ii) impair the value of the P&O Princess Special Voting Share or any other Trust Property or (iii) require the Trustee or the Trust to be registered under the Investment Company Act, and the Trustee shall not fail to take any action that is reasonably likely to avoid any of the matters referred to in clause (i), (ii) or (iii) above.

         Section 3.02 P&O Princess Special Voting Share. The Trustee shall exercise the votes attaching to the P&O Princess Special Voting Share from time to time in accordance with the SVE Special Voting Deed and the P&O Princess Articles.

         Section 3.03 Required Compliance with Securities Laws and Stock Exchange Regulations. The Trustee shall make any filings that are necessary or appropriate under the Securities Act relating to the issuance of Shares under this Voting Trust Deed or any deemed issuance of the P&O Princess Special Voting Share by P&O Princess under the Securities Act. The Trustee shall also make any filings that are necessary or appropriate under the Exchange Act or the rules of any national securities exchange or automated quotation system on which the Shares, the P&O Princess Special Voting Share or the shares of Carnival Common Stock are listed. Notwithstanding the foregoing, if any such filings would require any information to be given about the Trustee's parent company (or any other entity within its corporate group) which is not already in the public domain and currently made available by such parent company or other entity to its shareholders, the Trustee shall be entitled to require Carnival to use all reasonable efforts as shall be required to avoid any such filings having to be made or, at the request of Carnival, the Trustee shall resign and be replaced by a successor trustee in accordance with Section 7.06 prior to any such filings having to be made.

         Section 3.04 Tax Status of the Trust. Notwithstanding any other provision of this Voting Trust Deed or the SVE Special Voting Deed, the Trustee must always act, or if appropriate, not act, in a manner that permits the Trust
(i) to continue to qualify as an investment trust under the Code and Treasury Regulation 301.7701-4(c) including, without limitation, by acting in accordance with the principles set forth in Rev. Rul. 75-192 1975-1 C.B. 384, as amended or modified by subsequent changes in applicable law, and (ii) to continue to qualify as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes.

                                   ARTICLE IV

                            DISTRIBUTIONS AND REPORTS

         Section 4.01 Distributions.

         (a) Subject to Article III, the Trustee shall, from time to time and at any time prior to the Termination Date, distribute to or pay or apply to or for the use or benefit of the Shareholders, pro rata, according to their holdings of Shares, the net income of the Trust, as soon as practicable after the receipt of such income.

         (b) The Trustee shall make the Final Distribution to the Shareholders against presentation and surrender of the Certificates representing their Shares on the date scheduled for the Final Distribution pursuant to Section 8.02(a).

         Section 4.02 Compliance with Information Reporting and Withholding Requirements. The Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Shareholders in respect of the Shares.

                                    ARTICLE V

                                   THE SHARES

         Section 5.01 The Shares. The Trust shall consist of a single class of shares of beneficial interest. The Trustee may issue an unlimited number of Shares. Each Share represents an equal, absolute, identical, undivided interest in the Trust Property. The Trustee shall hold the Trust Property upon trust for the Shareholders absolutely.

         Section 5.02 No Voting Rights. The Shares shall have no voting rights. For the avoidance of doubt, the Shareholders shall not have the right to direct the vote or decide any other matters with respect to the P&O Princess Special Voting Share by virtue of their ownership of Shares.

         Section 5.03 Issuance of the Shares.

         (a) In accordance with Section 3(a) of the Pairing Agreement, on the date hereof, the Trustee shall authorize and issue to Carnival one Share for each issued and outstanding share of Carnival Common Stock, each evidencing an equal, absolute, identical, undivided interest in the entire Trust Property.

         (b) Upon each issuance of additional shares of Carnival Common Stock by Carnival, the Trustee shall authorize and issue to Carnival a number of additional Shares equal to the number of additional shares of Carnival Common Stock issued by Carnival.

         (c) On the date hereof, the Trustee shall authorize for issuance Shares to be issued upon the conversion or exercise of any securities convertible into or exercisable for shares of Carnival Common Stock or any rights, options or warrants to purchase shares of Carnival Common Stock (collectively, "Carnival Derivative Securities"), which were issued by Carnival prior to the date hereof and which have not been previously converted or exercised. Upon conversion or exercise of such Carnival Derivative Securities, such number of Shares equal to the number of shares of Carnival Common Stock the exercising or converting holder of such Carnival Derivative Securities is entitled to receive upon such exercise or conversion shall be issued to Carnival.

         (d) After the date hereof, if Carnival notifies the Trustee that it intends to issue Carnival Derivative Securities, the Trustee shall take such action (including, without limitation, the authorization and issuance of additional Shares to Carnival) as is required to be taken by it to authorize the issuance of Shares as contemplated herein and in the Pairing Agreement, and Carnival shall take all actions as may be necessary to permit the Trustee to effect such action. Shares shall be issued to Carnival upon the conversion or exercise of such Carnival Derivative Securities.

         (e) Except as provided in Section 5.03 and in the Pairing Agreement, the Trustee shall not issue any Shares.

         (f) The Trustee's obligations under Sections 5.03 (a) through (d) are subject to Section 7 of the Pairing Agreement.

         Section 5.04 Form of the Shares.

         (a) The Shares issued to Carnival on the date hereof in accordance with
Section 5.03(a), shall be evidenced, after their distribution to holders of shares of Carnival Common Stock in accordance with Section 3(a) of the Pairing Agreement, by Certificates representing Carnival Common Stock registered in the names of the holders thereof. The surrender for transfer of any Certificate representing shares of Carnival Common Stock outstanding on or prior to the date hereof, with or without a copy of the Summary of Terms attached thereto, shall also constitute the surrender for transfer of the Shares represented thereby.

         (b) The Shares and Carnival Common Stock shall together be evidenced by Certificates, not by separate certificates or other instruments. The Shares shall only be transferable as provided in Section 5.05 or in Section 1 of the Pairing Agreement.

         Section 5.05 Transfer and Exchange. So long as shares of Carnival Common Stock and Shares are outstanding:

         (a) each Share shall, immediately following the transfer from Carnival to the holders of shares of Carnival Common Stock by dividend or otherwise, be paired with one share of Carnival Common Stock in accordance with the terms of the Pairing Agreement;

         (b) if a share of Carnival Common Stock is transferred, one Share shall be transferred along with such share of Carnival Common Stock;

         (c) each share of Carnival Common Stock shall not be transferred without the corresponding Share, and each Share shall not be transferred without the corresponding share of Carnival Common Stock;

         (d) the Shares and the shares of Carnival Common Stock shall not be represented by separate instruments but shall be represented by Certificates; and

         (e) the transfer agent and registrar with respect to the Trust Shares shall be the same bank or trust company as Carnival may appoint, from time to time, for the shares of Carnival Common Stock.

         Section 5.06 Adjustments to Shares.

         (a) The Trustee shall not declare, make or pay any distribution or dividend consisting in whole or in part of Shares, or subdivide, combine, reclassify, cancel or retire such Shares, except as required by Section 5.06(b) of this Voting Trust Deed or Section 6 of the Pairing Agreement.

         (b) After the date hereof:

             (i) if Carnival declares or pays any distribution consisting in whole or in part of shares of Carnival Common Stock, or subdivides or combines such shares of Carnival Common Stock, then (x) the Trustee shall effect such corresponding issues, subdivisions or combinations of Shares as are necessary to maintain the pairing relationship of one share of Carnival Common Stock to each Share, as certified to it by Carnival in accordance with Section 7 of the Pairing Agreement, and (y) Carnival shall take all such actions as may be necessary to permit the Trustee to effect such corresponding issues, subdivisions or combinations of Shares;

             (ii) if Carnival otherwise reclassifies the shares of Carnival Common Stock, then (x) the Trustee shall effect such transactions as are necessary to maintain the pairing relationship of the securities into which one share of Carnival Common Stock was so reclassified to each Share, as certified to it by Carnival in accordance with Section 7 of the Pairing Agreement, and (y) Carnival shall take all actions as may be necessary to permit the Trustee to effect such transactions; and

             (iii) if Carnival cancels or retires any shares of Carnival Common Stock, then the Trustee shall cancel or retire the Shares that correspond to such canceled or retired shares of Carnival Common Stock, as certified to it by Carnival in accordance with Section 7 of the Pairing Agreement.

         Section 5.07 Mutilated, Destroyed, Lost and Stolen Certificates.
Section 5.4 of the Bylaws of Carnival shall apply to mutilated, destroyed, lost or stolen Certificates.

         Section 5.08 Distributions in Respect of Shares. Distributions with respect to a Share shall be made to the Person in whose name such Share is registered at the close of business on the record date for such distribution. Distributions in respect of Shares (other than the Final Distribution) shall be made by check mailed to the address of the Shareholder entitled thereto as such address shall appear in the Share Register.

         Section 5.09 Persons Deemed Owners. Subject to Section 5.08, Carnival, the Trustee and any agent of Carnival or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions in respect of Shares represented by such Certificate and for all other purposes whatsoever, and none of Carnival, the Trustee or any agent of Carnival or the Trustee shall be affected by notice to the contrary.

                                   ARTICLE VI

                                    CARNIVAL

         Section 6.01 Limitation on Liability of Carnival.

         (a) Except for obligations expressly set out in this Voting Trust Deed, Carnival shall not be under any obligation to expend or risk its own funds, except to the extent of its obligation to pay any amount payable under Section 7.04(b) hereof, or otherwise incur financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

         (b) Without prejudice to Carnival's liability to the Trustee under
Section 7.04 hereof, neither Carnival nor any of its directors, officers, employees or agents shall be liable, for any losses, costs or damages or otherwise, to the Trustee or the Shareholders for any act or omission of Carnival except for its willful misconduct, bad faith or gross negligence in the performance of duties specifically set forth in this Voting Trust Deed, the Pairing Agreement and the SVE Special Voting Deed.

         (c) Carnival shall not be under any obligation to appear in, prosecute or defend any Proceeding; provided, however, that Carnival may in its discretion undertake any such Proceeding which it may deem necessary or desirable with respect to this Voting Trust Deed.

         Section 6.02 Carnival May Purchase Shares. Carnival or its Affiliates may at any time purchase Shares in the open market or otherwise. Shares so purchased by Carnival may, at the discretion of Carnival, be held or resold.

                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

         Section 7.01 Duties of Trustee.

         (a) The Trustee undertakes to perform such duties and only such duties as are specifically (i) set forth in this Voting Trust Deed, the Pairing Agreement, the SVE Special Voting Deed, and the P&O Princess Articles, or (ii) imposed by applicable law. Any permissive right of the Trustee enumerated in this Voting Trust Deed, the Pairing Agreement, the SVE Special Voting Deed or the P&O Princess Articles shall not be construed as a duty.

         (b) No provision of this Voting Trust Deed shall be construed to relieve the Trustee from liability for its fraud or negligence in the performance of any of its duties under this Voting Trust Deed or the willful default or willful breach of its obligations under this Voting Trust Deed; provided, however, that:

             (i) the duties and obligations of the Trustee shall be determined solely by the express terms of this Voting Trust Deed and by applicable law, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Voting Trust Deed, no implied covenants or obligations (except for a fiduciary duty to the Shareholders as beneficiaries of the Trust) shall be read into this Voting Trust Deed against the Trustee and the Trustee may conclusively rely upon any certificates or opinions furnished to the Trustee as to the truth and correctness of any statements contained therein;

             (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Voting Trust Deed if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 7.02 Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 7.01:

             (i) Carnival shall give to the Trustee or any person approved by Carnival and appointed in writing by the Trustee such information as the Trustee or such appointed person shall reasonably require (other than material non-public information ) for the purpose of the discharge of the powers, duties and discretions vested in the Trustee under this Voting Trust Deed, the Pairing Agreement, or the SVE Special Voting Deed. All information provided by Carnival under this section shall be in writing and contained in a certificate of a duly authorized officer of Carnival.

             (ii) The Trustee shall be at liberty to accept a certificate or notice signed or purporting to be signed by any director of Carnival or the secretary of Carnival or any other duly authorized officer or person, as appropriate, and shall be at liberty to accept such certificate or notice in order to satisfy any factor or matter upon which the Trustee may require to be satisfied in the performance of any of its obligations and the exercise of any of the powers, authorities and discretions under this Voting Trust Deed, the Pairing Agreement, the SVE Special Voting Deed, or the P&O Princess Articles or a statement to the effect that in the opinion of the persons so certifying any particular dealing, transaction, step or thing is expedient. The Trustee shall not be in any way bound to call for further evidence nor to verify the accuracy of the contents of such certificate, report, statement or notice or the due authorization, authority or position of the person or persons purporting to sign it nor be responsible for any losses, liabilities, costs, damages, actions, demands or expenses or for any breach of any of the provisions of this Voting Trust Deed, the Pairing Agreement, the SVE Special Voting Deed, or the P&O Princess Articles that may be occasioned by accepting or acting or relying on any such certificate, report, statement or notice.

             (iii) The Trustee may in the proper performance of its obligations and the exercise of the powers, authorities and discretions vested in it under this Voting Trust Deed, the Pairing Agreement, the SVE Special Voting Deed or the P&O Princess Articles act on the opinion or advice of or information obtained from any lawyer, banker, valuer, accountant or the share registrar or transfer agent at such time of Carnival or other expert or of Carnival itself, whether obtained by Carnival or the Trustee or otherwise (including, without limitation, an Opinion of Counsel), and in such case, provided that (except where advice is received from Carnival itself) the Trustee shall have acted reasonably in its choice of any such person (or, in the case of an Opinion of Counsel, such counsel is counsel for Carnival), the Trustee shall not be responsible for any losses, liabilities, costs, claims, actions, damages, expenses or demands which it or any other person may incur or which may be made against it or any other person in connection with or occasioned by so acting. Any such opinion, advice or information may be sought or obtained by electronic mail, letter, facsimile or other means of written communication. The Trustee shall not be liable for acting on any opinion, advice or information or for acting on, implementing and giving effect to any decision, determination or adjustment purporting to be conveyed by any such written communication reasonably appearing on its face to be authentic even though it contains an error or is not authentic.

             (iv) Except for the duties and obligations of the Trustee expressly created by this Voting Trust Deed, the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Voting Trust Deed or to institute, conduct or defend any Proceeding hereunder or in relation thereto, at the request, order or direction of any of the Shareholders.

             (v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it and believed by it to be authorized or within the rights or powers conferred upon it by this Voting Trust Deed; provided that any such action taken, suffered or omitted is not attributable to fraud or negligence on the part of the Trustee in the performance of its duties under this Voting Trust Deed or the willful default or willful breach of its obligations under this Voting Trust Deed.

             (vi) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document.

             (vii) The Trustee may execute any of the trusts or powers or perform any duties under this Voting Trust Deed either directly or by or through corporate representatives, proxies, agents, attorneys or custodians. For the avoidance of doubt, the Trustee shall have no liability whatsoever for supervising or otherwise for, any of the actions (or failures) of any transfer agent under the Pairing Agreement.

             (viii) the Trustee shall not be deemed to have notice or actual knowledge of any matter unless (1) a Responsible Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or (2) written notice thereof is received by the Trustee in accordance with Section 9.05.

             (ix) the Trustee shall not incur any liability for and have no responsibility for verifying the accuracy of, the content of any information submitted to it or prepared by Carnival or P&O Princess for distribution to Shareholders or for any tax consequences that may result from being a Shareholder.

         (b) Subject to any and all rights reserved to the Trustee hereunder, including, without limitation, the Trustee's right to indemnity under Section 7.04(b), all rights of action under this Voting Trust Deed or under any of the Shares, enforceable by the Trustee, may be enforced by it without the possession of any of the Shares, or the production thereof at the trial or other Proceeding relating thereto, and any Proceeding instituted by the Trustee on behalf of the Trust may be brought in its name for the benefit of all the Shareholders, subject to the terms of this Voting Trust Deed.

         Section 7.03 Limitation on Liability of Trustee.

         (a) The Trustee assumes no responsibility for the correctness of the recitals contained in this Voting Trust Deed, the Pairing Agreement or the SVE Special Voting Deed, the Shares, the Certificates or any document issued in connection with the issuance of the Shares. The Trustee makes no representations or warranties as to the validity or sufficiency of this Voting Trust Deed, the Pairing Agreement or the SVE Special Voting Deed, the Shares, the Certificates, the P&O Princess Special Voting Share or any related document. The Shares and the Certificates do not represent interests in or obligations of the Trustee personally, and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Shares, the Certificates or any interest therein.

         (b) Notwithstanding any other provision in this Voting Trust Deed, the Pairing Agreement or the SVE Special Voting Deed, the Trustee shall not be bound to take any steps to ascertain whether any breach of any of the provisions of this Voting Trust Deed, or the Pairing Agreement or the SVE Special Voting Deed by any party other than the Trustee has occurred or may occur in the future and, until it has actual knowledge to the contrary, the Trustee shall be entitled to assume that no such breach has occurred or will occur in the future and shall not be liable to any Person for any Liabilities incurred by that Person as a result of a breach having occurred.

         (c) Notwithstanding any other provision in this Voting Trust Deed or the Pairing Agreement, the Trustee shall not be under any obligation to appear in, prosecute or defend any Proceeding with respect to the enforcement of Carnival's or the Transfer Agent's respective obligations under the Pairing Agreement or in connection with any breach by Carnival or the Transfer Agent of their respective obligations under the Pairing Agreement.

         Section 7.04 Trustee Fees and Expenses; Indemnification.

         (a) Carnival shall pay or ensure that payment is made to the Trustee such fees as may be agreed from time to time between Carnival and the Trustee for the performance by the Trustee of its obligations under this Voting Trust Deed.

         (b) In addition to any other indemnity available to the Trustee under applicable law, Carnival shall indemnify and keep indemnified the Trustee (for itself and as trustee on behalf of its directors, officers, employees, controlling persons (including, without limitation, any Affiliate of the Trustee) and every attorney, manager, agent, delegate or other person appointed by it under this Voting Trust Deed, the Pairing Agreement or the SVE Special Voting Deed, each an "Indemnified Party") against all Liabilities and expenses properly incurred by each Indemnified Party in or as a result of (i) the performance or purported performance of the Trustee's obligations under this Voting Trust Deed, the Pairing Agreement or the SVE Special Voting Deed, (ii) any exercise of any powers, authorities or discretions vested in the Trustee or such other Indemnified Party pursuant to this Voting Trust Deed, the Pairing Agreement and/or the SVE Special Voting Deed or (iii) any matter or thing done or omitted in any way relating to this Voting Trust Deed, the Pairing Agreement and/or the SVE Special Voting Deed, including without limitation, the institution by the Trustee of any Proceedings in respect of any default by Carnival or P&O Princess; provided, however, that the indemnity available to the Trustee and each other Indemnified Party under this Section 7.04(b) shall not extend to any Liability incurred by reason of fraud or negligence on the part of the Trustee or, as the case may be, any other Indemnified Party, or the willful default or willful breach of the Trustee's obligations under this Voting Trust Deed, the Pairing Agreement and/or the SVE Special Voting Deed.

         (c) With respect to any Proceeding, the relevant Indemnified Party shall notify Carnival promptly of any claim for which it may seek indemnity. Failure by the relevant Indemnified Party to so notify Carnival shall not relieve Carnival of its obligations, hereunder, except and to the extent only that such failure prevents Carnival from having a reasonable opportunity to defend the relevant Proceeding. Carnival may, by written notice to the Trustee, assume the defense of any Proceeding (other than any Proceeding in which the Trustee is being sued by or on behalf of Carnival (or any Affiliate of Carnival)), and, if Carnival does so, the Trustee shall cooperate (at Carnival's expense) in such defense. If Carnival assumes such defense: (i) it shall consult in good faith with the Trustee with respect to the conduct of such defense and shall not agree to any settlement or compromise with respect to such Proceeding without the consent of the Trustee (such consent not to be unreasonably withheld or delayed); and (ii) the Trustee may, at Carnival's expense, employ separate legal counsel and participate in such defense if, in the reasonable opinion of such counsel, there are one or more legal defenses available to the Trustee which are inconsistent with or additional to those proposed to be raised or pleaded by Carnival in such Proceeding or if, in the reasonable opinion of the Trustee, there is or there subsequently arises any conflict of interest between the Trustee and Carnival arising out of or otherwise in connection with the conduct of the Proceeding. Nothing in this Voting Trust Deed shall oblige the Trustee to participate in, or permit Carnival to raise, any defense which might, in the Trustee's reasonable opinion, constitute a breach of any law or regulation or be otherwise actionable against the Trustee at the suit of any person. If the Indemnified Party maintains control of the defense of the Proceeding, it shall consult in good faith with Carnival in preparing its defense and Carnival shall cooperate in such defense. Carnival need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

         Section 7.05 Limitation of Powers and Duties. The Trust is established solely for the purposes of acquiring and holding the Trust Property, entering into and performing its obligations and exercising its rights under this Voting Trust Deed, the SVE Special Voting Deed, the Pairing Agreement and the P&O Princess Articles, issuing the Shares and engaging in activities incidental to the foregoing. The Trustee is not permitted to incur any debt except as is necessary to achieve the foregoing. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized in this Voting Trust Deed, the SVE Special Voting Deed, P&O Princess Articles or the Pairing Agreement and, in particular, the Trustee is not authorized (i) to Deal in the P&O Princess Special Voting Share or interests therein or rights thereto except as required or permitted in this Voting Trust Deed, the SVE Special Voting Deed,

P&O Princess Articles or the Pairing Agreement or (ii) to do anything that would cause the Trust to (1) be required to be registered under the Investment Company Act or (2) cause the Trust to be taxed as an entity other than investment trust under the Code and United States Treasury Regulation 301.7701-4(c) and, without limitation, a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes, or otherwise alter the classification of the Trust for U.S. federal, state and local income tax purposes.

     Section 7.06 Resignation or Removal of the Trustee.

     (a) Subject to Section 7.06(c), the Trustee may at any time resign and be discharged from its obligations and duties under this Voting Trust Deed, the Pairing Agreement and the SVE Special Voting Deed by giving written notice thereof to Carnival. Upon receiving such notice of resignation, Carnival shall as promptly as possible (and in any event within 45 calendar days after the date of such notice of resignation) appoint a successor Trustee (in accordance with this Voting Trust Deed) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. If no successor Trustee that has been so appointed shall have accepted appointment within 90 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Upon any appointment of a successor Trustee pursuant to this Section 7.06(a), Carnival shall be solely liable for (i) the payment of such successor Trustee's fees and expenses and (ii) provision of adequate indemnities satisfactory to such successor Trustee (it being understood that the indemnification obligations of Carnival pursuant to Section 7.04(b) shall inure to the benefit of such successor Trustee). For the avoidance of doubt and notwithstanding any other provisions of this Voting Trust deed, any resignation, retirement or removal of a Trustee shall not release or prejudice in any way any of the Trustee's rights to be indemnified by Carnival and the other protections afforded to it by Article VII of this Voting Trust Deed (such indemnification and other protections being referred to as "Trustee's Protections") which Trustee Protections shall continue in full force and effect and continue to be enforceable by the Trustee notwithstanding such resignation, retirement or removal.

     (b) At any time, Carnival or its designee may make a written request that the Trustee resign. Upon the agreement of the Trustee to so resign or if the Trustee fails to resign within a reasonable time after written request therefor by Carnival or such designee (and in no event later than 10 days after the Trustee shall have received such written request), or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Carnival or such designee may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee.

     (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the terms of this Section 7.06 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 7.07.

     (d) Notwithstanding any other provision of this Section 7.06, any appointment of a successor Trustee pursuant to any of the terms of this Section
7.06 shall be effective if, and only if, Carnival appoints a successor Trustee (other than Carnival) that is not related or subordinate to Carnival or P&O Princess, within the meaning of Section 672(c) of the Code, and such designated successor so qualifies as Trustee. Carnival may at any time release the powers granted under this paragraph.

     (e) The statutory power of appointing a new Trustee shall not become exercisable by reason only that a Trustee remains out of the Cayman Islands for more than 12 months.

     (f) The stipulation of Section 6(c) of the Trusts Law (2001 Revision) of the Cayman Islands or any statutory modification or reenactment thereof that a Trustee shall not be discharged from his trust unless there will be either a trust corporation or at least two individuals to act as trustees to perform the trust is hereby excluded and, in any event, each and every person actually or prospectively interested in the Trust Property is hereby excluded from asserting any claim against a Trustee or former Trustee on the basis of the said stipulation save to the extent of any trust monies or other trust assets actually in the possession or control of such Trustee or former Trustee.

     Section 7.07 Successor Trustee.

     (a) Any successor Trustee appointed as provided in Section 7.06 shall execute, acknowledge and deliver to Carnival and its predecessor Trustee an instrument accepting such appointment under this Voting Trust Deed, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of the predecessor Trustee under this Voting Trust Deed, with the like effect as if originally named as Trustee in this Voting Trust Deed. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Voting Trust Deed, and Carnival and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     (b) Upon acceptance of appointment by a successor Trustee as provided in this Section 7.07, the predecessor Trustee shall novate its rights and obligations under the Pairing Agreement and the SVE Special Voting Deed to such successor Trustee.

     Section 7.08 Merger or Consolidation of Trustee. Any corporation or association into or with which the Trustee may be merged, amalgamated or converted or with which it may be consolidated or any corporation or association resulting from any merger, amalgamation, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee under this Voting Trust Deed, without the execution or filing of any paper or any further act on the part of any of the parties to this Voting Trust Deed, anything in this Voting Trust Deed to the contrary notwithstanding.

                                  ARTICLE VIII

                              TERM AND TERMINATION

     Section 8.01 Term. Subject to the terms of the Voting Trust Deed and to the powers conferred by law, the Trust Property and the income of the Trust Property shall be held on the Termination Date for the Shareholders absolutely pro rata in accordance with Shares held.

     Section 8.02 Termination.

     (a) On the Termination Date, the Trustee shall fix the date of the Final Distribution, which shall be as soon as reasonably possible thereafter, and shall on that date make the Final Distribution, after which the Trust shall be dissolved.

     (b) The respective obligations and responsibilities under this Voting Trust Deed and the Pairing Agreement and of Carnival and the Trustee (other than the obligations of the Trustee to provide reports and other information under this Voting Trust Deed and to make distributions to Shareholders as herein set forth and the obligations of Carnival under Section 7.04) shall terminate upon the effectuation of the Final Distribution.

                                   ARTICLE IX

                               MISCELLANEOUS TERMS

     Section 9.01 Amendment.

     (a) This Voting Trust Deed may be amended from time to time in writing by Carnival and the Trustee without the consent of any of the Shareholders: (i) if such amendment does not materially and adversely affect the rights of any Shareholder under this Voting Trust Deed; (ii) to cure any ambiguity or to correct or supplement any provision in this Voting Trust Deed which may be defective or inconsistent with any other provision in this Voting Trust Deed, the Pairing Agreement, the SVE Special Voting Deed or the P&O Princess Articles;
(iii) to add to the covenants, restrictions or obligations of Carnival for the benefit of the Shareholders; (iv) to comply with the requirements of the law governing this Voting Trust Deed if such governing law is changed under Section 9.04(b); (v) to comply with any requirements imposed by the Commission or the Code or to qualify the Trust as a "grantor trust" under Subpart E, Part I of Subchapter J of the Code; (vi) to amend or waive the terms of Section 7.04(b) in any manner which shall not adversely affect the Shareholders in any material respect; or (vii) to evidence and provide for the acceptance of appointment under this Voting Trust Deed by a successor Trustee.

     (b) Notwithstanding the foregoing, this Voting Trust Deed may also be amended from time to time in writing by Carnival and the Trustee with the consent of Shareholders holding a majority of the outstanding Shares.

     (c) Notwithstanding the foregoing, no amendment to this Voting Trust Deed shall be effective if it causes the Trust not to be classified for U.S. federal, state and local income tax purposes as an "investment trust" under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes, and not as a trust or association taxable as a corporation or as a partnership.

     Section 9.02 Counterparts. This Voting Trust Deed may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 9.03 Limitation on Rights of Shareholders.

     (a) The death or incapacity of any Shareholder shall not (1) operate to terminate this Voting Trust Deed or the Trust Property, (2) entitle such Shareholder's legal representatives or heirs to claim an accounting or to take any Proceeding in any court for a partition or winding up of the Trust Property or (3) otherwise affect the rights, obligations and liabilities of the parties thereto or any of them.

     (b) No Shareholder shall have any right to control the operation and management of any Trust Property, or the obligations of the parties thereto, nor shall anything in this Voting Trust Deed, the Pairing Agreement or the SVE Special Voting Deed set forth, or contained in the terms of the Shares or the Certificates, be construed so as to constitute the Shareholders from time to time as partners or members of an association. In addition, no Shareholder shall be under any liability to any third person by reason of any action taken by the parties to this Voting Trust Deed pursuant to any provision thereof.

     Section 9.04 Governing Law.

     (a) This Voting Trust Deed and each Share shall initially be governed by and construed in accordance with the laws of the Cayman Islands the courts of which shall be the forum of administration of the Trust. The Trustee, however, is prohibited from exercising any power or discretion granted under said laws that would be inconsistent with the qualification of the trust as an investment trust under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes. Notwithstanding the foregoing, the Trustee may upon obtaining the consent of Carnival, at any time and from time to time, by written instrument, declare that the Trust hereunder shall from the date of such declaration, or from a date stated in such declaration, take effect in accordance with the law of such other jurisdiction as it and Carnival, in their sole and absolute discretion, determine, and thereafter the law of such other jurisdiction shall govern the validity and construction of the Trust hereunder; provided, however, that if the Trustee exercises the discretionary power under this Section 9.04(a) to change the situs and governing jurisdiction of the Trust under this Voting Trust Deed, it may initiate such judicial proceedings (if any) as it deems necessary or desirable to accomplish such change, whether or not such proceeding is required by the law of the new governing jurisdiction. However, nothing in this section 9.04(a) shall be construed as allowing the Trustee to exercise this power in a manner that will result in the trust failing to qualify as an investment trust under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes.

     (b) For so long as the Trust is a trust established under the laws of the Cayman Islands, Carnival irrevocably appoints Walkers of PO Box 265GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, fax number: +345 949 7886 as its agent to receive on its behalf in the Cayman Islands service of such proceedings arising out of or in connection with this Voting Trust Deed. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by Carnival). If for any reason such agent ceases to be able to act as agent or no longer has an address in the Cayman Islands, Carnival shall forthwith appoint a substitute acceptable to the Trustee and deliver to the Trustee the new agent's name, address and fax number.

     (c) At any time or times, without prior court approval but subject to applicable legal limitations and subject as mentioned below, upon the written request of Carnival, the Trustee shall move (or decline to move) all or part of the assets or the situs of administration of the trust from one jurisdiction to another jurisdiction and, in connection with such move, this Voting Trust Deed and each Share shall be governed by and construed in accordance with the laws of such other jurisdiction. The determination of Carnival as to any such removal or change of situs may be made by them for any reason, including, without limitation, the convenience of Carnival, P&O Princess, the Trustee or of the Shareholders; provided, however, that nothing in this Section 9.04(b) shall be construed as allowing Carnival to exercise this power in a manner that will result in the trust failing to qualify at all times for U.S. federal, state and local income tax purposes as an "investment trust" under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes. The Trustee shall not be obliged to take any action under this Section 9.04(b) unless and until:

              (i) it has had a reasonable opportunity to take such professional advice (at the expense of Carnival) as it may properly require as to the effect on it and its rights, obligations and liabilities arising under this Voting Trust Deed and/or (where relevant) the Pairing Agreement and the SVE Special Voting Deed of the proposed move of assets or change of situs of administration; and

             (ii) it has agreed to such amendments and/or additional provisions to this Voting Trust Deed with Carnival and/or (where relevant) to the Pairing Agreement and the SVE Special Voting Deed with the parties thereto, as it may require as a condition of continuing to act as Trustee under this Voting Trust Deed, the Pairing Agreement and the SVE Special Voting Deed following such move of assets or change of situs.

     Section 9.05 Notices. All directions, demands and notices under this Voting Trust Deed shall be delivered in accordance with Section 15 of the Pairing Agreement.

     Section 9.06 Severability of Terms. If any one or more of the covenants, agreements or terms of this Voting Trust Deed shall be for any reason whatsoever held invalid, then such covenants, agreements or terms shall be deemed severable from the remaining covenants, agreements or terms of this Voting Trust Deed and shall in no way affect the validity or enforceability of the other terms of this Voting Trust Deed or of the Shares or the rights of the Shareholders.

     Section 9.07 No Recourse. Each Shareholder, by its acceptance of a Share, acknowledges that such Share represents an equal, absolute, identical, undivided interest in the Trust Property only and does not represent an interest in or obligation of Carnival, the Trustee or any Affiliate of Carnival (other than the Trust, if the Trust is deemed to be an Affiliate of Carnival) or the Trustee and no recourse may be had against such Persons or their respective assets.

     Section 9.08 Intent of the Parties. The parties intend that the Trust shall at all time be classified for U.S. federal, state and local income tax purposes as an "investment trust" under the Code and Treasury Regulation 301.7701-4(c) and, without limitation, as a grantor trust under Subpart E, Part I of Subchapter J of the Code pursuant to which the Shareholders will be considered to own the Trust Property for U.S. federal, state and local income tax purposes, and not as a trust or association taxable as a corporation or as a partnership. Each Shareholder, by its acceptance of its Shares, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes. Notwithstanding any other provision of this Voting Trust Deed, the Pairing Agreement or the SVE Special Voting Deed, the provisions of this Voting Trust Deed shall be interpreted to further this intention and powers granted as well as obligations undertaken pursuant to this Voting Trust Deed shall be construed so as to further such intent. No provision of this Voting Trust Deed shall be of any force or effect if such provision would result in the Trust being treated in a manner inconsistent with the intention of the parties as set forth in this
Section 9.08.

     Section 9.09 Voting Trust Deed Binding on Shareholders. Each Person becoming a Shareholder in accordance with the terms hereof and knowingly accepting a Share shall be bound by this Voting Trust Deed.

     IN WITNESS WHEREOF, Carnival and the Trustee have caused this instrument to be duly executed as a deed as of the date first above written.

The Corporate Seal of
CARNIVAL CORPORATION,
was hereunto affixed in the
presence of


_______________________________
Name:  Howard S. Frank
Title: Vice-Chairman and
        Chief Operating Officer




The Common Seal of
THE LAW DEBENTURE CORPORATION (CAYMAN) LIMITED, as Trustee, was hereunto affixed in the presence of


_______________________________
Name:
Title:

                                   SCHEDULE A

                               Incorporated Powers

Subject to Section 3.04 of this Voting Trust Deed, the Trustee shall have the following powers:

Section 1.01 Additional Powers

The Trustee shall have the following powers in addition to those conferred by law:

        (a) With respect to any property comprised in the Trust Property power to exercise all powers relating thereto as if beneficially entitled thereto and without being restricted in any way by the office of trustee including (without prejudice to the generality of the foregoing power) -

             (i) Power to vote upon or in respect of any shares securities bonds notes or other evidence of interest in or obligations of any corporation trust association or concern whether or not the exercise of such power affects the security or the apparent security of the Trust Property or the purchase or sale or lease of the assets of any such corporation trust association or concern; and

             (ii) Power to give proxies or powers of attorney with or without power of substitution for voting or acting on behalf of the Trustee as the owner of any such property.

        (b) In the event of any duties fees or taxes whatsoever becoming payable in any part of the world in respect of the Trust Property or any part thereof in any circumstances whatsoever power to pay all such duties fees or taxes out of the Trust Property or the income thereof with discretion as to the time and manner in which the said duties fees or taxes shall be paid and the Trustee may pay such duties fees or taxes notwithstanding that the same shall not be recoverable from the Trustee or from any persons interested under the trusts of this instrument or that the payment shall not be to the advantage of such persons;

        (c) Power to institute prosecute and defend any suits or actions or other proceedings affecting the Trustee or the Trust Property and to compromise any matter of difference or to submit such matter to arbitration and to compromise or compound any debt owing to the Trustee or any other claims and to adjust any disputes in relation to debts or claims against it as trustee upon evidence that the Trustee shall deem sufficient and to make partition upon such terms (including if thought fit the payment or receipts of equality money) as the Trustee shall deem desirable with co-owners or joint tenants besides the Trustee having any interest in any property in which the Trustee is interested and to make partition either by sale or by set-off or by agreement or otherwise;

        (d) Power to take at the expense of the Trust Property or the income thereof the opinion of legal counsel concerning any question arising under this instrument or on any matter in any way relating to the Trust Property or the duties of the Trustee in connection with this instrument And the Trustee shall not be liable for any action taken in good faith pursuant to or otherwise in accordance with the opinion or advice of such counsel;

        (e) Power to employ and pay at the expense of the capital or income of the Trust Property any agent or agents in any part of the world whether solicitors bankers accountants stockbrokers managers or other persons (including any trustee of this instrument or any corporate trustee or any parent subsidiary or affiliate of such corporate trustee) to transact any business or to do any act requiring to be transacted or done in execution of the trusts of this instrument including the receipt and payment of money and the execution of documents and in any such event the trustee, the corporate trustee or the parent subsidiary or the affiliate of such corporate trustee is entitled to charge and be paid and to retain for his or its own account all usual professional and other fees and commissions normally paid for such services including fees and commissions shared with other agents;

        Trustee may exercise power despite personal interest

        (f) Power for all or any Trustee to exercise or join or concur in exercising all or any of the powers and discretions by this instrument or by law given to the Trustee notwithstanding that such trustee may have a personal interest in the mode or result of exercising any such power or discretion or may be interested therein in some other fiduciary capacity but any trustee may abstain from acting except as a merely formal party in any matter in which he may be so interested as aforesaid and may allow his co-trustees to act alone in the exercise of such powers and discretions in relation to such matter; and

        To release fiduciary power

        (g) Power from time to time by deed revocable or irrevocable wholly or partially to release extinguish or restrict any power by this instrument or by law conferred on the Trustee notwithstanding the fiduciary nature of any such power (but not so as to invalidate any prior exercise thereof).

Section 3.01 Exclusion of apportionments

Unless the Trustee in its absolute discretion shall otherwise determine all dividends and other income received shall be treated for all purposes as income accruing at the due date of payment whether or not such dividends or income may have been earned and accrued wholly or partially in respect of a period prior to such date.

Section 4.01 Protection of third parties in dealings with trustees

        (a) No person or corporation dealing with the Trustee and no purchaser on any sale made by the Trustee shall be concerned to enquire into the propriety or validity of any act of the Trustee or to see to the application of any money paid or property transferred to or upon the order of the Trustee.

        (b) No firm association or corporation any of whose securities are comprised in the Trust Property and no purchaser or person dealing with any trustee purporting to act under any delegation of authority from any other trustee shall be required to ascertain or enquire whether a case exists in which such delegation is permitted or whether such delegated authority is still subsisting.

        (c) When anything is dependent upon the value of any property or the existence of any fact a certificate of the Trustee as to such value or fact shall be conclusive in favour of anyone acting thereon in good faith.

Section 5.01 Trustee not bound to interfere with company management

The Trustee shall not be bound or required to interfere in the management or conduct of the affairs or business of any company in which the Trust Property may be invested (and whether or not the Trustee has control of such company) And so long as no trustee of this instrument has notice of any wilful negligence wilful default or fraud or dishonesty on the part of the directors having the management of such company they may leave the same (including the payment or non-payment of dividends) wholly to such directors And no beneficiary is entitled as such beneficiary in any way to compel control or forbid the exercise (including in any particular manner) of any voting or other rights at any time vested in the Trustee with regard to such company including without prejudice to the generality of the foregoing any powers the Trustee may have (even if also directors of such company) of compelling such company to distribute any dividend.